Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-100078) of United Security Bancshares of our report dated July 15, 2025, relating to the financial statements and supplemental information of the United Security Bank Cash or Deferred Stock Ownership Plan (the Plan) appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2024.

/s/ Baker Tilly US, LLP
Spokane, WA
July 15, 2025